Exhibit 99.1

Jamba, Inc. Announces First Quarter 2012 Financial Results

Comparable Sales Up 12.7% for Company Stores

Traffic Increases and Store–Level Margins Improve

Global Growth Continues with 10 New Stores

EMERYVILLE, Calif., May 7, 2012 – Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the first fiscal quarter ended April 3, 2012. The Company recorded a quarterly comparable company-store sales increase of 12.7%, the sixth consecutive quarter of company-owned store sales growth, driven by a significant increase in store traffic and average check.

Jamba also recorded solid increases in store-level operating margin and royalty revenue from its expanding consumer products platform. During the quarter, 10 new stores were opened; four stores in North America and six in Asia. The Company also introduced three new juice blends to its squeezed-to-order fresh juice offerings, the Fit ‘N Fruitful meal replacement smoothie platform, and completed the acquisition of the premium tea company, Talbott Teas.

Highlights for the 13 weeks ended April 3, 2012, compared to the 16 weeks ended April 19, 2011:

This is the first quarter the Company’s results are being reported on the basis of four 13 week fiscal quarters which results in 12 fiscal periods. This means that the fiscal 2012 quarterly results are not directly comparable to fiscal 2011 quarterly results. Fiscal 2012 first quarter began on January 4, 2012 and ended on April 3, 2012. The Company has provided proforma results for fiscal 2011 first quarter with a reconciliation to the fiscal 2011 first quarter, as reported, in the attached tables. The first quarter of fiscal 2012 had 13 weeks and the first quarter of fiscal 2011 had 16 weeks.

•	Company-owned comparable store sales(1) increased 12.7% for the quarter as compared to the prior year period, reflecting the Company’s sixth consecutive quarter of comparable store sales growth.

•	System-wide comparable store sales(1) increased 11.6% and franchise-operated comparable store sales(1) increased 10.5% for the quarter.

•	Net loss was $(1.5) million, or $(0.03) diluted loss per share for the quarter, compared to net loss of $(6.5) million or $(0.11) diluted loss per share for the prior year period.

•

As a result of the 13 week quarter ended April 3, 2012 compared to the prior year’s 16 week quarter ended April 19, 2011 and the reduced number of stores, total revenue decreased 19.8% to $53.0 million.

•	Due to three fewer weeks in the quarter ended April 3, 2012, general and administrative expenses decreased 17.3% to $8.6 million from $10.4 million for the prior year period.

•	During the quarter, franchisees opened 10 new stores globally; four new franchise stores in the U.S., and six new international stores.

•	Three new juice blends were added, doubling Jamba’s line of fresh-squeezed all-natural juices.

•

Jamba expanded its position as a health and wellness brand with the acquisition of Talbott Teas, a Chicago-based boutique premium tea company that sells its products on-line, in specialty stores, gourmet grocers, salon spas, luxury hotels and Chicagoland restaurants.

Highlights for the 13 weeks ended April 3, 2012, compared to the proforma 13 weeks ended March 29, 2011:

•	Total revenue for the 13 weeks ended April 3, 2012 was $53.0 million. Non-GAAP proforma total revenue for the 13 weeks ended March 29, 2011 was $50.6 million.

•

General and administrative expenses for the 13 weeks ended April 3, 2012 increased 2.8% to $8.6 million from $8.4 million for non-GAAP proforma general and administrative expenses for the 13 weeks ended March 29, 2011.

•	The attached tables include non-GAAP proforma results for the 13 weeks ended March 29, 2011.

“Jamba experienced a strong first quarter with gains in comparable store sales, store traffic, average price and operating margin,” said James D. White, Chairman, President and CEO of Jamba, Inc. “We are implementing our new Blend Plan 2.0 strategic priorities that are designed to accelerate our growth as a healthy, active lifestyle brand through product and menu innovation, retail growth in the U.S. and internationally, and expansion of our consumer products platform.

“We believe our innovative JambaGo express format and our exciting, new better-for-you smoothies and fresh juice blends have excellent prospects to power our growth. Royalty revenue from our consumer products is on track this year to achieve income levels of $3 million. Internationally, we expect to double the number of our stores by the end of the year,” said Mr. White.

First Quarter Fiscal 2012 Results

Revenue

For the first quarter ended April 3, 2012, total revenue decreased 19.8% to $53.0 million from $66.2 million in the first quarter ended April 19, 2011. The decrease is primarily due to the inclusion of 13 weeks in the fiscal 2012 first quarter compared to 16 weeks in the fiscal 2011 first quarter and the reduction in the number of company-owned stores as a result of the Company’s refranchising initiative which ended on April 19, 2011. The increase in company-owned comparable store sales of 12.7% was driven primarily by an increase in transaction count of 880 basis points and an average check increase of 390 basis points. This represents the Company’s sixth consecutive quarter of positive company-owned comparable store sales growth. In the first quarter of 2012, system-wide comparable store sales increased 11.6% and franchise-operated comparable store sales increased 10.5%. Franchise and other revenue was $3.0 million for both the 13 week period ended April 3, 2012 and the 16 week period ended April 19, 2011. The net increase in the number of franchise-operated stores and the increase in CPG revenue offsets the effect of including 13 weeks in the fiscal 2012 first quarter compared to 16 weeks in the fiscal 2011 first quarter. Jamba’s CPG licensed revenue increased to $0.3 million in the first quarter of 2012 from $0.2 million in the prior year period.

Non-GAAP Adjusted Operating Profit(2) and Non-GAAP Adjusted Operating Profit Margin(2)

Jamba’s non-GAAP adjusted operating profit margin(2) increased by 620 basis points to 20.2% for the first quarter of 2012 compared to 14.0% in the quarter ended April 19, 2011. On a dollar basis, non-GAAP operating profit increased $1.4 million from the first quarter of 2011 reflecting Company-operated store comparable sales growth and the impact of the Company’s cost savings initiatives. The Company continued to see efficiencies in the costs of sales and labor expense lines achieved through a smaller, more geographically concentrated and better performing company-owned store base as a result of its refranchising initiative which ended in April 2011. In addition, as a result of company-owned comparable store sales increase, the Company leveraged its fixed costs. During the quarter, the Company also successfully launched its line of Fit’n Fruitful smoothies with Weight Burner Boost and three new squeezed-to-order fresh juice blends.

Number of Stores

System-wide, Jamba has 749 stores in the United States, of which 444 are franchise-operated stores and 305 are company-owned. During the quarter, the Company opened four new domestic franchise stores, of which one was traditional and three were non-traditional. No new company-owned stores were opened. Six Jamba Juice stores closed system-wide. Internationally, the Company’s franchise partners opened six Jamba Juice locations comprised of three stores in South Korea, one store in the Philippines and two stores in Canada.

Outlook for 2012

The Company expects to achieve the following results for its fiscal 2012:

•	Deliver positive company-owned comparable store sales(1) of 3-4%;

•	Achieve adjusted operating profit margin(2) of 20-22%;

•	Develop 40-50 U.S. locations, plus 10-15 new stores at international locations, all excluding JambaGo™ units;

•	Maintain general and administrative expenses flat, in dollars with fiscal 2011, excluding performance compensation;

•	Deliver CPG licensing revenue of approximately $3 million.

Liquidity

On April 3, 2012, the Company held $19.3 million in cash and cash equivalents as compared to $19.6 million cash and cash equivalents at January 3, 2012. On April 3, 2012, the Company had no restricted cash. At the end of fiscal 2011, the restricted cash balance was $1.4 million.

Webcast and Conference Call Information

A conference call to review the first quarter 2012 results will be held today, May 7, 2012 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-1427 or for international callers by dialing (480) 629-9664. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4528270. The replay will be available until June 13, 2012. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc. is a holding company which owns and franchises, on a global basis, Jamba Juice stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you specialty beverages and food offerings which include great tasting fruit smoothies, fresh-squeezed juices and juice blends, hot teas, hot oatmeal made with organic steel cut oats, fruit and veggie smoothies, Fit’n FruitfulTM smoothies with Weight Burner BoostTM, Whirl’ns™ Frozen Yogurt, breakfast wraps, sandwiches, California Flatbreads™, and a variety of baked goods and snacks. As of April 3, 2012, there were 773 store locations globally, consisting of 305

Company-owned and operated stores (“Company Stores”) and 444 franchise-operated stores (“Franchise Stores”) in the United States and 24 international stores (“International Stores). As of April 3, 2012, Jamba Juice also had nine license agreements in place covering a variety of consumer packaged goods. Fans of Jamba Juice can find out more about Jamba Juice’s locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including the statements made under the caption “Outlook for 2012” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Don Duffy

ICR

203-682-8200

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP adjusted operating profit is net income/loss. An explanation and reconciliation of this non-GAAP financial measure to GAAP information is set forth below.

The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company’s core business operations may perform and may look in the future. The Company’s core business operations comprise company-owned and franchise-operated stores and consumer packaged goods (CPG) licensing operations. The Company believes its core business performance represents the Company’s on-going performance in the ordinary course of its operations. Management excludes from the Company’s core business performance those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-routine, expenses or income from certain legal actions, settlements and related costs, general and administrative expense, including non-cash compensation related to stock and options. Management does not believe these items, including non-cash items, are reflective of the Company’s ongoing core operations and accordingly excludes those items from non-GAAP adjusted operating profit and non-GAAP adjusted operating profit margin. Additionally, each non-GAAP measure has historically been presented by the Company as a complement to its most comparable GAAP measure, and the Company believes that the continuation of this practice increases the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments are discussed further below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1)

Comparable store sales are calculated using sales of Jamba Juice stores open at least thirteen full fiscal periods. Company-owned comparable store sales percentages are based on sales from company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the stores base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba brand and, ultimately, the performance of the Company, the company-owned stores, and the franchise-operated stores.
(2)	Non-GAAP adjusted operating profit is calculated as net loss as determined in accordance with GAAP, excluding the items described below and as specifically identified in the non-GAAP reconciliation schedules set forth below. Non-GAAP adjusted operating profit margin is calculated as non-GAAP adjusted operating profit as a percentage of GAAP total revenue. The Company evaluates its performance using non-GAAP adjusted operating profit margin to assess the Company’s historical and prospective operating financial performance, as well as its core operating performance relative to its competitors. Specifically, management uses these non-GAAP measures to further understand the Company’s core business operating performance. The Company believes its core business operating performance represents the Company’s on-going performance in the ordinary course of its core operations. Accordingly, the Company excludes from its core operating performance those items whose impact are not reflective of its core operations such as (a) interest income, (b) interest expense, (c) income taxes, (d) depreciation and amortization, (e) impairment of long-lived assets, (f) other operating, net, and (g) general and administrative expenses. The definition of adjusted operating profit margin is the same definition previously used by the Company to define operating profit margin in its 2011 outlook.

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	April 3, 2012	January 3, 2012
ASSETS
Current assets:
Cash and cash equivalents	$19,259	$19,607
Restricted cash	—	1,352
Receivables, net of allowances of $372 and $294	8,740	13,040
Inventories	2,396	2,228
Prepaid rent	288	574
Prepaid and refundable income taxes	2,765	2,761
Prepaid expenses and other current assets	1,662	1,509

Total current assets	35,110	41,071
Property, fixtures and equipment, net	42,275	44,760
Goodwill	1,277	—
Trademarks and other intangible assets, net	1,494	1,130
Other long-term assets	1,358	1,332

Total assets	$81,514	$88,293

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,785	$4,155
Accrued compensation and benefits	3,786	6,566
Workers’ compensation and health insurance reserves	1,090	1,092
Accrued jambacard liability	29,146	33,256
Other current liabilities	9,563	9,961

Total current liabilities	49,370	55,030
Deferred rent and other long-term liabilities	13,447	13,079

Total liabilities	62,817	68,109

Commitments and contingencies
Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized; 168,389 and 168,389 shares issued and outstanding at April 3, 2012 and January 3, 2012, respectively.	17,965	17,880
Stockholders’ equity:
Common stock, $.001 par value, 150,000,000 shares authorized; 67,306,639 and 67,280,485 shares issued and outstanding at April 3, 2012 and January 3, 2012, respectively.	68	68
Additional paid-in-capital	368,965	369,027
Accumulated deficit	(368,301)	(366,791)

Total stockholders’ equity	732	2,304

Total liabilities and stockholders’ equity	$81,514	$88,293

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands except share and per share amounts)	13 Week Period Ended April 3, 2012	16 Week Period Ended April 19, 2011
Revenue:
Company stores	$50,025	$63,203
Franchise and other revenue	3,022	2,972

Total revenue	53,047	66,175

Costs and operating expenses:
Cost of sales	11,611	15,213
Labor	15,408	21,964
Occupancy	7,418	10,180
Store operating	7,875	9,521
Depreciation and amortization	2,922	3,956
General and administrative	8,639	10,445
Impairment of long-lived assets	386	576
Other operating, net	433	647

Total costs and operating expenses	54,692	72,502

Loss from operations	(1,645)	(6,327)
Other expense, net:
Interest income	20	—
Interest expense	(117)	(233)

Total other expense, net	(97)	(233)

Loss before income taxes	(1,742)	(6,560)
Income tax benefit	232	40

Net loss	(1,510)	(6,520)

Preferred stock dividends and deemed dividends	(481)	(827)

Net loss attributable to common stockholders	$(1,991)	$(7,347)

Weighted-average shares used in computation of loss per share:
Basic	67,294,134	65,219,522
Diluted	67,294,134	65,219,522
Loss per share:
Basic	$(0.03)	$(0.11)
Diluted	$(0.03)	$(0.11)

JAMBA, INC.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Operating Profit, Non-GAAP Adjusted Operating Profit Margin

(Unaudited)

(In thousands)	13 Week Period Ended April 3, 2012	16 Week Period Ended April 19, 2011
Net loss	$(1,510)	$(6,520)
Interest income	(20)	—
Interest expense	117	233
Income tax (benefit) expense	(232)	(40)
Depreciation and amortization	2,922	3,956
Impairment of long-lived assets	386	576
Other operating, net	433	647
General and administrative	8,639	10,445

Adjusted operating profit	$10,735	$9,297

Adjusted operating profit margin
Total Revenue	$53,047	$66,175

Adjusted operating profit margin	20.2%	14.0%

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)	13 Week Period Ended April 3, 2012	16 Week Period ended April 19, 2011			Adjustment for	Non-GAAP
		As Reported	Impact of Refranchising	After Refranchising	Three Weeks Ended April 19, 2011	13 Week Period Ended March 29, 2011
Revenue:
Company stores	$50,025	$63,203	$4,753	$58,450	$10,219	$48,231
Franchise and other revenue	3,022	2,972	522	2,450	119	2,331

Total revenue	53,047	66,175	5,275	60,900	10,338	50,562

Costs and operating expenses:
Cost of sales	11,611	15,213	1,171	14,042	2,139	11,903
Labor	15,408	21,964	2,193	19,771	2,112	17,659
Occupancy	7,418	10,180	1,025	9,155	798	8,357
Store operating	7,875	9,521	853	8,668	684	7,984
Depreciation and amortization	2,922	3,956		3,956	687	3,269
General and administrative	8,639	10,445		10,445	2,041	8,404
Impairment of long-lived assets	386	576		576	0	576
Other operating, net	433	647	340	307	308	(1)

Total costs and operating expenses	54,692	72,502	5,582	66,920	8,769	58,151

Loss from operations	(1,645)	(6,327)	(307)	(6,020)	1,569	(7,589)
Total other expense, net	(97)	(233)	—	(233)	(89)	(144)

Loss before income taxes	(1,742)	(6,560)	(307)	(6,253)	1,480	(7,733)
Income tax benefit (expense)	232	40		40	—	40

Net loss	(1,510)	(6,520)	(307)	(6,213)	1,480	(7,693)

Preferred stock dividends and deemed dividends	(481)	(827)		(827)	(231)	(596)

Net loss attributable to common stockholders	$(1,991)	$(7,347)	$(307)	$(7,040)	$1,249	$(8,289)

JAMBA, INC.

(Unaudited)

STORE COUNT

	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
Quarter ended April 3, 2012
At January 3, 2012	307	443	19	769
Opened	—	4	6	10
Closed	(2)	(3)	(1)	(6)

At April 3, 2012	305	444	24	773

Quarter ended April 19, 2011
At December 28, 2010	351	391	1	743
Opened	2	5	1	8
Closed	(4)	(5)		(9)
Refranchised	(42)	42		—

At April 19, 2011	307	433	2	742

COMPARABLE STORE SALES

	13 WEEK PERIOD ENDED April 3, 2012	16 WEEK PERIOD ENDED April 19, 2011
Percentage Change in Comparable store sales
Company stores	12.7%	2.2%
Franchise stores	10.5%	4.1%
System-wide	11.6%	3.1%
Percentage Change in Comparable Company store sales
Traffic effect	8.8%	-1.6%
Average check effect	3.9%	3.8%

Total Comparable Company store sales	12.7%	2.2%